Exhibit 21
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                         Subsidiaries of the Registrant
                         ------------------------------

                                                            Percentage of Voting
                                        Jurisdiction of Securities Owned
Name                                    Incorporation         by the Registrant
----                                    -------------         -----------------

Bonnie International (Hong
   Kong) Ltd.                           Hong Kong                    100%

Aetna Handbags of Haiti, S.A.*          Haiti                        100%

Bonlyn Taiwan Co., Ltd.*                Taiwan                       100%

Cosmopolitan of Haiti, S.A.*            Haiti                        100%

The Bag Factory Inc. (1)                New Jersey                   100%

Max N. Nitzberg, Inc.                   Pennsylvania                 100%

Topsville, Inc.                         Florida                      100%(2)

JLN, Inc. (3)                           Delaware                     100%(3)


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*    Inactive

(1) In the past, this entity also did business under the name "Satchels." Such name is not presently used.
(2) Owned 100% by Max N. Nitzberg, Inc. which is a wholly-owned direct subsidiary of the Registrant.
(3) In the past, this entity also did business under the name "Marilyn USA." Such name is not presently used.